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                            TRANSFER AGENT CONTRACT
                            -----------------------

        TRANSFER AGENT CONTRACT (this "Agreement"), dated, March 20, 1998, between WM Variable Trust (the "Trust"), a Massachusetts business trust, and WM Shareholder Services, Inc. (the "Transfer Agent"), a Washington corporation.

                              W I T N E S S E T H
                              -------------------

        WHEREAS, the Trust is authorized to issue shares in separate series, with each series representing a separate portfolio of securities and other assets (each a "Series");

        WHEREAS, the Trust initially intends to offer shares in those Series identified in the attached Exhibit 1, each such Series, together with all other Series subsequently established by the Trust shall be subject to this Agreement in accordance with Section 8;

        WHEREAS, the Trust desires the Transfer Agent to perform the services set forth in Schedule A attached hereto and incorporated herein by reference, and the Transfer Agent is willing to perform such services;

        NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

        1. The Transfer Agent shall perform for the Trust the services set forth in Schedule A for a monthly fee as set forth in Schedule B attached hereto and incorporated herein by reference.

        2. The Trust agrees to reimburse the Transfer Agent for postage, the procurement and/or printing of statements, envelopes, checks, reports, tax forms, proxies, or other forms of printed material required in the performance of its services to the Trust under this Agreement.

        3. The Trust agrees to reimburse the Transfer Agent for all freight and other delivery charges and insurance or bonding charges incurred by the Transfer agent in delivering materials to and from the Trust and its shareholders ("Shareholders").

        4. The Trust agrees to reimburse the Transfer Agent for all direct telephone expenses incurred by the Trust in calling Shareholders regarding their Trust transactions, accounts, and for any other Trust business.

        5. The Trust agrees that all computer programs and procedures developed to perform services required under this Agreement are the property of the Transfer Agent and the Transfer Agent agrees that all records and other data, except computer programs and procedures, are the property of the Trust. The Transfer Agent agrees that it will furnish

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all records and other data as may be requested to the Trust immediately upon termination of this Agreement for any reason whatsoever.

     6. The Transfer Agent agrees to treat all records and other information relative to the Trust with utmost confidence and further agrees that all records maintained by the Transfer Agent for the Trust shall be open to inspection and audit at reasonable times by the officers, agents or auditors employed by the Trust and that such records shall be preserved and retained by the Transfer Agent so long as this agreement shall remain in effect.

     7. The Transfer Agent shall not be liable for any damage, loss of data, delay or any other loss caused by any such power failure or machine breakdown, except that the Transfer Agent shall be liable for actual out-of-pocket costs caused by any such power failure or machine breakdown, and the Transfer Agent shall recover the data in process that is assumed lost during any power failure or machine breakdown.

     8. In the event that the Trust establishes one or more Series in addition to those identified in Exhibit 1, with respect to which the Trust desires to have Transfer Agent render services as transfer agent under the terms hereof, the Trust shall so notify Transfer Agent in writing, and Exhibit 1 shall be amended to include such additional Series.

     9. The Transfer Agent will maintain in force through the duration of this Agreement a fidelity bond in a face amount not less than $1,000,000 written by a reputable insurance company, covering theft, embezzlement, forgery and other acts of malfeasance by the Transfer Agent, it employees, or agents in connection with services performed for the Trust.

     10. This agreement may be terminated without the payment of any penalty by either party upon (180) days' written notice thereof given by the Trust to the Transfer Agent and upon one hundred eighty (180) days' written notice thereof given by the Transfer Agent to the Trust.

     11. Any notice shall be officially given when sent by registered or certified mail by either party to the appropriate address listed in the Trust's current registration statement, provided that either party may notify the other by regular mail of any changed address to which such notice should be sent.

     12. This Agreement constitutes the entire Agreement between the parties and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.

     13. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as

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trustees and not individually, on further behalf of the Trust, and that the obligations of this Agreement shall be binding upon the assets and properties of the Trust only and shall not be binding upon the assets and properties of any other series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Trust or the Trust individually.

     IN WITNESS WHEREOF, the parties hereto cause this Agreement to be executed by their officers designated below as of the date first above-written.


                                        WM VARIABLE TRUST


                                        By: /s/ Keith B. Pipes
                                           -----------------------------------
                                           Keith B. Pipes
                                           President


                                        WM SHAREHOLDER SERVICES, INC.

                                        By: /s/ William G. Papesh
                                           -----------------------------------
                                           William G. Papesh
                                           President


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                                  SCHEDULE A

I.   Shareholder Services

     A. Maintain all Shareholder records on electronic data processing equipment, including:

           1.    Share balances

           2.    Account transaction history

           3.    Names and addresses

           4.    Distribution records

           5.    Transfer records

           6.    Overall control records

     B.    New Accounts

           1. Deposit all monies received into a Trust custody account maintained by the Trust's custodian.

           2.    Set up account according to Shareholders' instructions

           3.    Issue and mail shareholder confirmations

     C.    Additional Purchases

           1. Deposit monies received into a Trust custody account maintained by the Trust's custodian.

           2.    Issue Shareholder confirmations

     D.    Redemptions

           1.    Liquidate shares upon Shareholder request

           2. Make payments of redemption proceeds in accordance with the Trust's then current prospectus.

           3.    Issue and mail Shareholder confirmation

     E. Transfer shares as requested, including obtaining necessary papers and documents to satisfy transfer requirements. On irregular transfers requiring

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           special legal opinions, such special legal fees, if any, are to be paid for by the Trust.

     F.    Process changes, corrections of addresses and registrations

     G.    Maintain service with Shareholders as follows:

           1. Activity required to receive, process and reply to Shareholders' correspondence regarding account matters

           2. Refer correspondence regarding investment matters to the Trust with sufficient account data to answer

           3. Contact Shareholders directly to settle problems and answer questions

     H.    Compute distributions, dividends and capital gains

           1. Make payment or reinvest in additional shares as directed by shareholders according to provisions of the Trust's then current prospectus

           2. Advise each Shareholder of the amount of dividends received and tax status annually

     I.    Produce transcripts of shareholder account history is required

     J. Maintain the controls associated with the computer programs and manual systems to arrive at the Trust's total shares outstanding

     K. Receive mail and perform other administrative functions relating to transfer agent work

II.  Other Services

     A.    Mailing services to shareholders

     B.    Services in connection with any stock splits

     C. Develop special reports for Trust officers regarding statistical and accounting data pertaining to the Trust. Trust shall pay for out-of-pocket expenses charged by vendors to develop such reports or portions thereof

     D.    Voice response unit

     E.    NSCC support

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                SCHEDULE B: MONTHLY SHAREHOLDER SERVICING FEES
                                March 20, 1998

                                                       Fee Per Account Per Month
                                                       -------------------------

Money Market Fund

US Government Securities Fund

Growth & Income Fund

Income Fund

Emerging Growth Fund

International Growth Fund

Growth Fund

Short Term High Quality Bond Fund

Bond and Stock Fund

Northwest Fund

Strategic Growth Portfolio

Conservative Growth Portfolio

Balanced Portfolio

Flexible Income Portfolio

Income Portfolio


Fees Income

Shareholder and Broker Services
Transaction Processing, Correspondence, and Research
 .  Settlement and Reconciliation
 .  Corporate Actions
 .  Tax Reporting and Compliance
 .  NSCC Support
 .  Management Company and Broker/Dealer Support
 .  Asset Allocation Processing for all distribution channels

Additional charges will be made for out-of-pocket expenses according to Schedule C.


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

                                  SCHEDULE C

                            OUT-OF-POCKET EXPENSES

     The Trust shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

 .  NSCC charges
 .  Banking fees
 .  Voice response unit
 .  Microfiche/Microfilm/Image production
 .  Magnetic media tapes and freight
 .  Printing costs, including certificates, envelopes, checks and stationery
 .  Postage (bulk, presort, ZIP+4, bar coding, first class) direct pass through to the Funds
 .  Due diligence mailings
 .  Telephone and telecommunication costs, including all lease, maintenance and line costs
 .  Ad hoc reports
 .  Shareholder transcripts
 .  Proxy solicitations, mailings and tabulations
 .  Daily & Distribution advice mailings
 .  Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
 .  Duplicating services
 .  Incoming and outgoing wire charges
 .  Federal Reserve charges for check clearance
 .  Overtime, as approved by the Funds
 .  Temporary staff, as approved by the Funds
 .  Travel and entertainment, as approved by the Funds
 .  Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
 .  Third party audit reviews
 .  Ad hoc programming time
 .  Insurance
 . Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement



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

                                   EXHIBIT 1

                                LIST OF SERIES
                                --------------

Money Market Fund
US Government Securities Fund
Growth & Income Fund
Income Fund
Emerging Growth Fund
International Growth Fund
Growth Fund
Short Term High Quality Bond Fund
Bond & Stock Fund
Northwest Fund

Strategic Growth Portfolio
Conservative Growth Portfolio
Balanced Portfolio
Flexible Income Portfolio
Income Portfolio

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